Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of Elbit Vision Systems Ltd. (the “Company”) on Form S-8 (File No.333-144991) of our report dated April 29 2013, relating to the consolidated financial statements of the Company included in this Amendment No. 1 to the Annual Report on Form 20-F for the year ended December 31, 2012.

Brightman Almagor Zohar & Co.
Certified Public Accountants
A Member of Deloitte Touche Tohmatsu
Tel-Aviv, Israel

August 8, 2013